Exhibit 99

Silicon Labs Announces Record Revenue for Second Quarter 2021

Strong Execution in Supply-Constrained Market Delivers Record IoT Revenue

AUSTIN, Texas – July 28, 2021 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported strong financial results for the second quarter, which ended July 3, 2021. Revenue exceeded the top of the guidance range at $278 million, and revenue from the Internet of Things business (IoT) ended at a record high of $169 million, up seven percent sequentially and 48 percent year-on-year. Second quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.44 and $1.05, respectively.

“We continue to capitalize on the increased adoption, growth and diversity of the global IoT market,” said Silicon Labs CEO Tyson Tuttle. “Achieving another quarter of record revenue, robust bookings, and strong design wins amid a tight supply chain environment is a testament to our powerful development platform, performance-driven team, and purpose-oriented culture.”

Earlier in the week, Silicon Labs accomplished another major milestone, completing the divestiture of its Infrastructure and Automotive (I&A) businesses to Skyworks Solutions, Inc. (NASDAQ: SWKS) for $2.75 billion in an all-cash transaction, the proceeds of which have been fully funded. Silicon Labs is now reporting revenue from the divested products as “discontinued operations” and from IoT as “continuing operations.”

Second Quarter Financial Highlights

•	IoT revenue from continuing operations increased to $169 million, up seven percent sequentially and 48 percent year-on-year
•	I&A revenue from discontinued operations increased to $108 million, up 11 percent sequentially and 16 percent year-on-year

Results from continuing operations on a GAAP basis:

•	GAAP gross margin was 56.8%
•	GAAP R&D expenses were $65 million
•	GAAP SG&A expenses were $43 million
•	GAAP operating loss as a percentage of revenue was (6.8)%
•	GAAP loss per share was $(0.41)

Results from continuing operations on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables were as follows:

•	Non-GAAP gross margin was 56.9%
•	Non-GAAP R&D expenses were $51 million
•	Non-GAAP SG&A expenses were $34 million
•	Non-GAAP operating income as a percentage of revenue was 6.6%
•	Non-GAAP diluted earnings per share were $0.16

Innovations and Achievements

•	Completed smooth transition of the infrastructure and automotive business to Skyworks Solutions, positioning Silicon Labs as a pure-play leader in secure, intelligent wireless connectivity.

•	Continued to drive the IoT industry forward by contributing more than 20 percent of the source code and launching new products for Matter, which simplifies the complexities of secure, reliable wireless connectivity for both developers and consumers.

•	Collaborated with fellow IoT leader, Wirepas, to launch a connected solution for asset tracking and building automation. Wirepas chose Silicon Labs for its integrated hardware and software platform, ultra-low power chips and affordable solutions.

•	Remained steadfast in our dedication to environmental sustainability and passion for supporting local communities by becoming the first corporation to join the International Institute of Information Technology Hyderabad’s new Smart City Living Lab, which focuses R&D on devices that improve life in densifying cities.

•	Demonstrated we are passionate about connecting more than “things” and announced the annual WorksWith conference, which connects developers and business leaders to the information, experts, and technology needed to go from IoT idea to award-winning innovation.

Business Outlook

The company expects third quarter revenue from continuing operations to be in the range of $170 to $180 million. The company also estimates the following results from continuing operations:

On a GAAP basis:

•	GAAP gross margin between 57% and 57.5%
•	GAAP operating expenses at approximately $116 million
•	GAAP effective tax rate of approximately (11)%
•	GAAP diluted loss per share to be in the range of a $(0.56) to $(0.46)

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin between 57% and 58%
•	Non-GAAP operating expenses at approximately $93 million
•	Non-GAAP effective tax rate of approximately 14%
•	Non-GAAP diluted earnings per share between $0.10 and $0.20

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CST today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. The company will post an audio recording of the event at silabs.com/investors and make a replay available through August 4, 2021 online or by calling (877) 344-7529 (US) or (412) 317-0088 (international) and entering access code 10158301.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, unmatched ecosystem and robust support make us the ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly nbsp;with innovative solutions that transform industries, grow economies and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the effect of the Skyworks transaction on the ability of Silicon Labs to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to such transaction; the timing and scope of anticipated share repurchases and/or dividends; the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. The level of share repurchases and/or dividends depends on market conditions and the level of other uses of cash. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Austin Dean, Investor Relations Manager, +1 (512) 532-9432, Austin.Dean@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Revenues	$169,492	$114,350	$327,349	$232,368
Cost of revenues	73,194	47,771	139,297	96,942
Gross profit	96,298	66,579	188,052	135,426
Operating expenses:
Research and development	64,832	57,992	128,847	115,702
Selling, general and administrative	42,953	40,350	85,407	84,802
Operating expenses	107,785	98,342	214,254	200,504
Operating loss	(11,487)	(31,763)	(26,202)	(65,078)
Other income (expense):
Interest income and other, net	647	3,267	3,522	6,518
Interest expense	(6,486)	(11,778)	(17,810)	(17,319)
Loss from continuing operations before income taxes	(17,326)	(40,274)	(40,490)	(75,879)
Provision (benefit) for income taxes	1,165	(4,229)	3,157	(8,443)
Loss from continuing operations	(18,491)	(36,045)	(43,647)	(67,436)
Income from discontinued operations, net of income taxes	38,423	34,222	77,088	67,857

Net income (loss)	$19,932	$(1,823)	$33,441	$421

Basic earnings (loss) per share:
Continuing operations	$(0.41)	$(0.82)	$(0.98)	$(1.54)
Net income	$0.44	$(0.04)	$0.75	$0.01

Diluted earnings (loss) per share:
Continuing operations	$(0.41)	$(0.82)	$(0.98)	$(1.54)
Net income	$0.44	$(0.04)	$0.73	$0.01

Weighted-average common shares outstanding:
Basic	44,803	43,761	44,481	43,699
Diluted	45,756	43,761	45,794	44,219

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended July 3, 2021
Non-GAAP Income Statement Items – Continuing Operations	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$169,492

Gross profit	96,298	56.8%	$199	$--	$96,497	56.9%

Research and development	64,832	38.3%	5,488	8,184	51,160	30.2%

Selling, general and administrative	42,953	25.3%	5,565	3,267	34,121	20.1%

Operating income (loss)	(11,487)	(6.8)%	11,252	11,451	11,216	6.6%

	Three Months Ended July 3, 2021
Non-GAAP Earnings Per Share – Continuing Operations	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Investment Fair Value Adjustments*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Loss from continuing operations	$(18,491)	$11,252	$11,451	$(236)	$4,992	$(1,500)	$7,468
		Dilutive Securities Excluded From GAAP Measure Due to Net Loss
Diluted shares outstanding	44,803	953					45,756

Diluted earnings (loss) per share	$(0.41)						$0.16

* Represents pre-tax amounts

	Three Months Ended July 3, 2021
Non-GAAP Earnings Per Share – Net Income	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Disposition Related Items*	Investment Fair Value Adjustments*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$19,932	$13,644	$11,562	$3,195	$(236)	$4,992	$(4,818)	$48,271

Diluted shares outstanding	45,756							45,756

Diluted earnings per share	$0.44							$1.05

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending October 2, 2021
Business Outlook	GAAP Measure	Non-GAAP Adjustments*	Non-GAAP Measure
Gross margin	57% - 57.5%	0% - 0.5%	57% - 58%

Operating expenses	$116	$23	$93

Effective tax rate	(11)%	25%	14%

Diluted earnings (loss) per share - low	$(0.56)	$0.66	$0.10

Diluted earnings (loss) per share - high	$(0.46)	$0.66	$0.20

* Non-GAAP adjustments include the following estimates: stock compensation expense of $12.8 million, intangible asset amortization of $11.1 million, interest expense adjustments of $5.1 million and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	July 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$303,084	$202,720
Short-term investments	314,183	521,963
Accounts receivable, net	99,546	95,169
Inventories	52,269	47,861
Prepaid expenses and other current assets	94,378	87,103
Current assets held for sale	297,543	21,005
Total current assets	1,161,003	975,821
Property and equipment, net	139,362	135,803
Goodwill	376,389	376,389
Other intangible assets, net	140,581	163,483
Other assets, net	78,667	76,675
Non-current assets held for sale	--	265,316
Total assets	$1,896,002	$1,993,487

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$70,820	$54,949
Current portion of convertible debt, net	--	134,480
Deferred revenue and returns liability	12,811	12,986
Other current liabilities	70,552	81,650
Current liabilities held for sale	699	433
Total current liabilities	154,882	284,498
Convertible debt, net	439,654	428,945
Other non-current liabilities	73,712	79,752
Non-current liabilities held for sale	--	451
Total liabilities	668,248	793,646
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 44,764 and 43,925 shares issued and outstanding at July 3, 2021 and January 2, 2021, respectively	4	4
Additional paid-in capital	200,716	204,359
Retained earnings	1,027,105	993,664
Accumulated other comprehensive income (loss)	(71)	1,814
Total stockholders' equity	1,227,754	1,199,841
Total liabilities and stockholders' equity	$1,896,002	$1,993,487

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	July 3, 2021	July 4, 2020
Operating Activities
Net income	$33,441	$421
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Income from discontinued operations, net of income taxes	(77,088)	(67,857)
Depreciation of property and equipment	8,184	7,711
Amortization of intangible assets and other assets	22,902	20,486
Amortization of debt discount and debt issuance costs	11,822	8,359
Loss on extinguishment of convertible debt	3,370	3,685
Stock-based compensation expense	22,620	24,461
Deferred income taxes	(5,644)	1,177
Changes in operating assets and liabilities:
Accounts receivable	(4,377)	7,070
Inventories	(4,447)	8,021
Prepaid expenses and other assets	(5,489)	22,976
Accounts payable	14,711	(769)
Other current liabilities and income taxes	(10,626)	(15,480)
Deferred revenue and returns liability	(175)	6,678
Other non-current liabilities	(3,464)	1,146
Net cash provided by operating activities of continuing operations	5,740	28,085

Investing Activities
Purchases of marketable securities	(80,426)	(199,347)
Sales and maturities of marketable securities	286,649	255,112
Purchases of property and equipment	(10,779)	(9,051)
Purchases of other assets	(578)	(820)
Acquisition of business, net of cash acquired	--	(316,809)
Net cash provided by (used in) investing activities of continuing operations	194,866	(270,915)

Financing Activities
Proceeds from issuance of debt	--	845,000
Payments on debt	(140,572)	(597,446)
Repurchases of common stock	(18,982)	(16,287)
Payment of taxes withheld for vested stock awards	(19,732)	(16,756)
Proceeds from the issuance of common stock	8,388	7,757
Net cash provided by (used in) financing activities of continuing operations	(170,898)	222,268

Discontinued Operations
Operating activities	72,674	72,418
Investing activities	(2,018)	(1,343)
Net cash provided by (used in) discontinued operations	70,656	71,075

Increase in cash and cash equivalents	100,364	50,513
Cash and cash equivalents at beginning of period	202,720	227,146
Cash and cash equivalents at end of period	$303,084	$277,659